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                                                                   Exhibit 3.228

Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697 (Form 408)

Filed in the Office of the
Secretary of State of Texas
Filing #: 152619100 07/31/2003
Document #: 39217480120
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for Web Filing

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.    The name of the entity represented is EMCARE OF TEXAS, INC.

      The entity's filing number is 152619100

2. The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

800 Brazos, Austin, Texas 78701

3. The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

701 Brazos Street, Suite 1050, Austin, Texas 78701

4. Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 07/31/03

Corporation Service Company
d/b/a CSC-Lawyers Incorporating Service Company

Name of Registered Agent

John H. Pelletier, Asst. VP
Signature of Registered Agent

                                       1
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Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.    The name of the entity is EMCARE OF TEXAS, INC.

and the file number issued to the entity by the secretary of state is 152619100

2.    The entity is: (Check one.)

      X a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

            a nonprofit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

            a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

            a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

            an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 1614 Sidney Baker Street, Kerrville, TX 78208

4.    X     A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

      800 Brazos, Austin, TX 78701

OR          B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is National Registered Agents Inc.

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6.    X     A. The name of the NEW registered agent is Corporation Service
      Company d/b/a/ CSC-Lawyers Incorporating Service Company

OR          B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By: /s/ Laura R. Dunlap
(A person authorized to sign
on behalf of the entity)
LAURA R. DUNLAP, Attorney in Fact

INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.    Please attach the appropriate fee:

Business Corporation                                 $15.00
Financial Institution, other than Credit Unions      $15.00
Financial Institution that is a Credit Union         $ 5.00
Non-Profit Corporation                               $ 5.00
Limited Liability Company                            $10.00
Limited Partnership                                  $50.00

      Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other

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      financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5. Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is:
      Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

Form No. 401
Revised 9/99

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Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1. The name of the entity represented is See Attached List The entity's file number is See Attached List

2. The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.) 905 Congress Avenue, Austin, TX 78701

3. The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.) 1614 Sidney Baker Street, Kerrville, TX 78028

4. Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 10/19/01

National Registered Agents, Inc.
Name of registered agent

/s/ Dennis E. Howarth
Signature of registered agent
Dennis E. Howarth, President

IF THE ENTITY REPRESENTED IS A LIMITED PARTNERSHIP, THE STATEMENT MUST BE NOTARIZED. NOTARIZATION OF THE STATEMENT IS NOT REQUIRED IF THE ENTITY IS A CORPORATION, FINANCIAL INSTITUTION OR A LIMITED LIABILITY COMPANY.

State of Texas   Section
County of _____  Section

Subscribed and sworn to before me on ___________________ by
                                       (date)

____________________________________________________________
(name of person sworn)
(Notary Seal)

________________________________
Signature of Notary

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Notary Public, State of Texas

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Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1. The name of the entity represented is See Attached List of Corporation The entity's file number is See List

2. The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.) 800 Brazos Street, Suite 1100, Austin, TX 78701

3. The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.) 905 Congress Avenue, Austin, TX 78701

4. Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: September 27, 2000

National Registered Agents, Inc.
Name of registered agent

/s/ Dennis E. Howarth
Signature of registered agent
Dennis E. Howarth, President

IF THE ENTITY REPRESENTED IS A LIMITED PARTNERSHIP, COMPLETE THE FOLLOWING ACKNOWLEDGEMENT. AN ACKNOWLEDGEMENT IS NOT REQUIRED IF THE ENTITY IS A CORPORATION, FINANCIAL INSTITUTION OR A LIMITED LIABILITY COMPANY.

State of Texas New Jersey  Section
County of Mercer           Section

This instrument was acknowledged before me on September 27, 2000 by
(date)
Dennis E. Howarth
(name of person acknowledging)
(Notary Seal)

/s/ Dennis Howarth
-----------------------------
Signature of Notary
Notary Public, State of Texas

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ARTICLES OF INCORPORATION
OF
EMCARE OF TEXAS, INC.

The undersigned, a natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for EmCare of Texas, Inc. (the "Corporation"):

ARTICLE ONE
NAME

The name of this Corporation is "EmCare of Texas, Inc."

ARTICLE TWO
DURATION

The period of the Corporation's duration is perpetual.

ARTICLE THREE
PURPOSE

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR
ISSUANCE OF SHARES

The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock with the par value of $.01 per share.

ARTICLE FIVE
CAPITALIZATION

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE SIX
INCORPORATOR

The name and address of the incorporator of the Corporation is:

Name                            Address
Paulette Lockwood               1717 Main Street
                                Suite 5200
                                Dallas, TX 75201

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ARTICLE SEVEN
DENIAL OF PREEMPTIVE RIGHTS

No shareholder of the Corporation shall, by reason of such shareholder holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance or sale of any such shares, or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such shareholder of the Corporation, other than such rights, if any, as the board of directors, in its discretion, may grant to the shareholders to purchase such additional, unissued, or treasury securities; and the Corporation may issue or sell additional unissued or treasury shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering the same in whole or in part to the existing shareholders of any class.

ARTICLE EIGHT
DENIAL OF CUMULATIVE VOTING

When electing directors of the Corporation, a shareholder of the Corporation shall not be permitted to cumulate such shareholder's votes.

ARTICLE NINE
REGISTERED OFFICE

The street address of the registered office of the Corporation is 800 Brazos, Ste. 1100 Austin, Texas 78701, and the name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE TEN
DIRECTORS

The number of directors constituting the initial Board of Directors is one (1) and the names and addresses of the persons who are to serve as the initial Directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

Name                                      Address
Leonard M. Riggs, Jr. M.D.                1717 Main Street
                                          Suite 5200
                                          Dallas, Texas 75201

ARTICLE ELEVEN
REQUIRED SHAREHOLDER VOTE AND CONSENT

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Except as otherwise required by law, the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation shall decide any matter submitted to a vote of the shareholders of the Corporation. The holders of a majority of the issued and outstanding shares of the Corporation may take any action that the shareholders of the Corporation are permitted or required to take at a meeting pursuant to a consent setting forth the action taken that such holders sign.

ARTICLE TWELVE
INDEMNIFICATION

The Corporation shall, to the full extent permitted by law, (i) indemnify any person who was, is or is threatened to be made a named defendant or respondent to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director or officer of the Corporation, or, while a director or officer of the corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys fees) actually incurred by such person in connection with such action, suit, or proceeding and (ii) advance reasonable expenses to such person in connection with such action, suit or proceeding. The rights provided in this Article shall not be deemed exclusive of any other rights permitted by law, to which such person may be entitled under any provision of the bylaws of the Corporation, a resolution of shareholders or directors of the Corporation, an agreement, or otherwise

ARTICLE THIRTEEN
LIMITATION OF DIRECTOR LIABILITY

No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any act or omission in such director's capacity as director, except to the extent such director is found liable for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. No repeal or modification of this ARTICLE THIRTEEN shall adversely affect any right or protection of a director of the Corporation existing by virtue of this ARTICLE THIRTEEN at the time of such repeal or modification.

IN WITNESS WHEREOF, I have hereunto set my hand, this 25th day of February, 1999.

/s/ Paulette Lockwood
Paulette Lockwood, Incorporator